UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

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Biodel Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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100 Saw Mill Road
Danbury, Connecticut 06810

January 28, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Biodel Inc., which will be held at 9:00 a.m., local time, on Tuesday, March 17, 2015, at our corporate headquarters at 100 Saw Mill Road, Danbury, Connecticut 06810. The Notice of Annual Meeting of Stockholders and Proxy Statement that accompany this letter describe the matters to be voted on at the Annual Meeting. We hope you will be able to attend and participate in the Annual Meeting.

Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. If you are a stockholder of record, you may vote your shares by proxy card. If you are a beneficial owner, you may vote your shares by telephone, over the Internet or by proxy card.

On behalf of your Board of Directors, I would like to thank you for your continued support and interest in Biodel Inc.

Sincerely,

Errol De Souza President and Chief Executive Officer

Notice of Annual Meeting of Stockholders
to be held on March 17, 2015 at 9:00 a.m.

The 2015 Annual Meeting of Stockholders of Biodel Inc. will be held on Tuesday, March 17, 2015, at 9:00 a.m., local time, at the corporate headquarters of Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810. The Annual Meeting has been called for the following purposes:

1.	To elect two Class II directors for a term of three years;

2.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015; and

3.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be Held on March 17, 2015:

This proxy statement, a sample of the form of proxy card sent or given to stockholders by Biodel Inc.
and the 2014 Annual Report to Stockholders are available at www.biodel.com/annuals.cfm

Our Board of Directors set January 20, 2015 as the record date for the annual meeting. This means that only stockholders of record at the close of business on January 20, 2015 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

Your vote is very important to us. Whether or not you plan to attend the annual meeting in person, your shares should be represented and voted. To vote without attending the annual meeting, you should complete, sign, date and promptly return the enclosed proxy card in the postage-paid envelope that we have included for your convenience. Alternatively, if you are a beneficial owner, you may vote through the Internet or by telephone as indicated in the instructions enclosed with your proxy card. No postage is required if you mail your proxy in the United States. Even if you plan to attend the annual meeting, we would appreciate receiving your voting instructions before that date. Submitting the proxy before the annual meeting will not preclude you from voting in person at the annual meeting if you should decide to attend.

We are first sending the Notice of annual meeting, this proxy statement, the enclosed proxy card and our Annual Report to Stockholders for the fiscal year ended September 30, 2014 to our stockholders on or about January 28, 2015.

All stockholders are invited to attend the annual meeting. No ticket is required for admittance. If you have any questions regarding this Notice of annual meeting or if you have special needs and require assistance, please call us at (203) 796-5000, and we will be happy to assist you.

By Order of the Board of Directors,

Paul S. Bavier Secretary

Danbury, Connecticut
January 28, 2015

Our 2014 Annual Report accompanies this Proxy Statement.

BIODEL INC.
100 SAW MILL ROAD
DANBURY, CONNECTICUT 06810

Annual Meeting of Stockholders
to be held on March 17, 2015 at 9:00 a.m.

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the board of directors of Biodel Inc., also referred to in this Proxy Statement as the “Company,” “Biodel,” “we” or “us,” of proxies to be voted at our 2015 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Tuesday, March 17, 2015 at our corporate headquarters at 100 Saw Mill Road, Danbury, Connecticut 06810 at 9:00 a.m., local time, and at any adjournment or adjournments thereof. Stockholders of record of our common stock, $.01 par value per share, as of the close of business on January 20, 2015, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. As of that date, there were 24,060,514 shares of our common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on any matter presented at the Annual Meeting.

If proxies in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of common stock represented by the proxies will be voted: (i) FOR, as applicable, the election of the two nominees named below as directors; (ii) FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015; and (iii) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Annual Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted by written notice addressed to and received by our corporate secretary, by submitting a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment.

Voting Procedures

Q:	What shares owned by me may be voted?

A:	You may only vote the shares of our common stock owned by you as of the close of business on January 20, 2015, which is the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. These shares include the following:

•	shares of common stock held directly in your name as the stockholder of record; and

•	shares of common stock held for you, as the beneficial owner, through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a broker, bank or other nominee, rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you on our behalf. As the stockholder of record, you have the right to grant your voting proxy to the persons specified on the enclosed proxy card or to vote in person at the Annual Meeting. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the card, but do not give any instructions on a particular matter described in this Proxy Statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. We have enclosed a proxy card for you to use.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being sent to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote. If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. Of the proposals to be considered at the Annual Meeting, only the ratification of the appointment of our independent registered public accounting firm is a discretionary item. Accordingly, your bank or brokerage firm may exercise its discretionary authority with respect to the ratification of the appointment of our independent registered public accounting firm. “Broker non-votes” occur when nominees holding shares for beneficial owners do not vote those shares on a particular proposal because the nominees do not have discretionary authority to do so and have not received voting instructions with respect to the proposal from the beneficial owners. The election of directors is a non-discretionary item. Therefore, if you do not provide instructions regarding how you would like your shares to be voted on these matters, your bank or brokerage firm will not be able to vote on your behalf, resulting in broker non-votes for these matters.

You are also invited to attend the Annual Meeting, but since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker or representative. Your broker or representative has enclosed a voting instruction card for you to use. If you wish to attend the Annual Meeting and vote in person, please mark the box on the voting instruction card received from your broker or representative and return it to the broker or representative so that you receive a legal proxy to vote at the Annual Meeting.

Q:	How may I vote my shares at the Annual Meeting?

A:	You may vote shares held directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to vote in person at the Annual Meeting, please bring the enclosed proxy card and proof of identification with you to the Annual Meeting. You may vote shares that you beneficially own if you receive and present at the Annual Meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How may I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or as the beneficial owner in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Whether you are a stockholder of record or a beneficial owner, you may vote without attending the Annual Meeting by marking, dating and signing your proxy card and mailing in the enclosed, self-addressed, postage prepaid envelope. No postage is required if the proxy is mailed in the United States. In addition, beneficial owners may vote without attending the Annual Meeting as follows:

•	By Internet — If you have Internet access, you may submit your proxy from any location in the world by following the “Internet Voting” instructions enclosed with your proxy card.

•	By Telephone — You may submit your proxy by following the “Telephone Voting” instructions enclosed with your proxy card.

Shares of common stock that are represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting according to the instructions indicated in the proxy. In the case of stockholders of record, if no instructions are indicated, the shares will be voted FOR approval of the proposals listed on the proxy card. In the case of beneficial owners, if no instructions are indicated, their broker or representative may vote only on those proposals for which they have discretionary authority to vote. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Our board of directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

If you are a beneficial owner of common stock, please refer to the voting instruction card included by your broker or nominee for applicable voting procedures.

Q:	How may I revoke a proxy or an Internet or telephone vote?

A:	A stockholder executing a proxy card may revoke the proxy at any time before it is exercised by giving written notice revoking the proxy to our corporate secretary, by subsequently filing another proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not automatically revoke a stockholder’s prior proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810, Attention: Corporate Secretary. If you own your shares in street name, your bank or brokerage firm should provide you with appropriate instructions for changing your vote.

Q:	How does our board of directors recommend that I vote on the proposal to elect the nominees to our board of directors?

A:	Our board of directors unanimously recommends that stockholders vote FOR this proposal at the Annual Meeting.

Q:	How does our board of directors recommend that I vote on the proposal to ratify the appointment of BDO USA, LLP as our registered independent public accounting firm for the fiscal year ending September 30, 2015?

A:	Our board of directors unanimously recommends that stockholders vote FOR this proposal at the Annual Meeting.

Q:	What is the quorum required for the Annual Meeting?

A:	Holders of record of the common stock on January 20, 2015 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the record date, 24,060,514 shares of common stock were outstanding. The presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of our common stock represented in person or by proxy, including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon, will be counted for the purpose of determining whether a quorum exists.

Q:	How are votes counted?

A:	Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the record date. Votes cast in person at the Annual Meeting or by proxy, Internet vote or telephone vote will be tabulated by the inspector of election appointed for the Annual Meeting, who will determine whether a quorum is present.

Q:	What vote is required on the proposal to elect the nominees to our board of directors?

A:	Individual director nominees are elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors. Accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast for or withheld with respect to any or all nominees. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Q:	What vote is required to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm?

A:	The appointment of BDO USA, LLP as our independent registered public accounting firm will be ratified if we receive the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	This means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish final results in a current report on Form 8-K within four business days of the Annual Meeting.

Annual Report to Stockholders

A copy of our annual report on Form 10-K for the fiscal year ended September 30, 2014, which contains our financial statements, accompanies this Proxy Statement. We have filed the annual report on Form 10-K for our fiscal year ended September 30, 2014, or the 2014 Form 10-K, with the Securities and Exchange Commission, or the SEC. Stockholders separately may obtain, free of charge, a copy of the 2014 Form 10-K, without exhibits, by writing to Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810, Attention: Corporate Secretary. The 2014 Form 10-K is also available through our website at www.biodel.com. The 2014 Form 10-K is not proxy soliciting materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our capital stock as of December 31, 2014 by the following: (a) each person known by us to be the beneficial owner of 5% or more of any class of our voting securities; (b) each of our directors and named executive officers; and (c) all of our current directors and executive officers as a group.

There were 23,453,075 shares of common stock outstanding as of December 31, 2014. For purposes of the table below, we deem shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of December 31, 2014 to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (%)
5% Stockholders:
Entities affiliated with Baker Bros. Advisors, LP	2,336,500	(1)	9.1
Entities affiliated with Sabby Healthcare Master Fund, Ltd>>	2,151,509	(2)	9.2
Entities affiliated with OrbiMed Advisors LLC	1,681,035	(3)	6.8
Entities affiliated with Venrock Healthcare Capital Partners, L.P	1,642,392	(4)	6.9
Entities affiliated with Rosalind Advisors Inc	1,265,492	(5)	5.3

Executive Officers and Directors:
Ms. Julia R. Brown	20,416	(6)	*
Dr. Errol De Souza	450,773	(7)	1.9
Dr. Barry Ginsberg	42,333	(8)	*
Dr. Ira W. Lieberman	54,208	(9)	*
Dr. Daniel Lorber	45,455	(10)	*
Dr. Brian J.G. Pereira	41,135	(11)	*
Mr. Davey S. Scoon	20,416	(12)	*
Dr. Alan Krasner	159,102	(13)	*
Mr. Paul Bavier	105,125	(14)	*
All current executive officers and directors as a group (10 individuals)	938,963	(15)	3.9

*	Less than one percent.

(1)	Based solely on a Schedule 13G/A (Amendment No. 1) filed on February 14, 2014 by Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Felix J. Baker and Julian C. Baker (collectively, the “Baker Bros. Affiliates”). Baker Bros. Advisors (GP) LLC is the sole general partner of Baker Bros. Advisors, which is the investment adviser for the following affiliated entities: Baker Brothers Life Sciences, L.P., 667, L.P. and 14159, L.P. (collectively, the “Baker Bros. Funds”). Consists of an aggregate of 871,500 shares of common stock that may be acquired upon exercise of warrants and preferred stock convertible into 1,950,000 shares of common stock, subject to the limitation on exercise described below held by the Baker Bros. Funds. The warrants and preferred stock are only exercisable or convertible to the extent that the Baker Bros. Affiliates and Baker Bros. Funds together would beneficially own, for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, no more than 9.98% of the outstanding shares of common stock after exercise or conversion. As a result of this restriction, the number of shares that may be issued upon exercise of the warrants and conversion of preferred stock by the holders may change depending upon changes in the outstanding shares of common stock. The number of shares issuable upon exercise of the warrants and conversion of preferred stock held by the Baker Bros. Affiliates or Baker Bros. Funds will also depend upon the extent to which the warrants preferred stock, as the case may be, held by other affiliates have theretofore been exercised or converted, as applicable. Baker Bros. Advisors (GP) LLC, Felix J. Baker and Julian C. Baker, as principals of Baker Bros. Advisors (GP) LLC, and by Baker Bros. Advisors LP may be deemed to be beneficial owners of securities owned by the Baker Bros. Funds. The business address of Baker Bros. Advisors, LP is 667 Madison Avenue, 21st floor, New York, NY 10065.

(2)	Based solely on Schedule 13G/A Amendment No. 1 filed on January 12, 2015 by Sabby Healthcare Master Fund, Ltd., Sabby Volatility Warrant Master Fund, Ltd., Sabby Management, LLC and Mr. Hal Mintz. Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. beneficially own 2,061,003 and 90,506 shares of common stock, respectively, and Sabby Management, LLC and Hal Mintz each beneficially own 2,151,509 shares of common stock. Sabby Management, LLC and Hal Mintz do not directly own any shares of common stock, but each indirectly owns 2,151,509 shares of common stock. Sabby Management, LLC indirectly owns 2,151,509 shares of common stock because it serves as the investment manager of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. Mr. Mintz indirectly owns 2,151,509 shares of Common Stock in his capacity as manager of Sabby Management, LLC. The principal business address of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. is 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands. The principal business address of Sabby Management, LLC and Mr. Mintz is 10 Mountain View Road, Suite 205, Upper Saddle River, New Jersey 07458.

(3)	Based solely on a Schedule 13G/A (Amendment No. 2) filed on February 14, 2014 by OrbiMed Capital GP IV LLC, OrbiMed Advisors LLC and Samuel D. Isaly (the “Orbimed Affiliates”). OrbiMed Advisors LLC is the Managing Member of OrbiMed Capital GP IV LLC. OrbiMed Capital GP IV LLC is the General Partner of OrbiMed Private Investments IV, LP which beneficially owns the shares of the common stock as described below. The OrbiMed Affiliates may be deemed to be the beneficial owners of 547,443 shares of common stock and warrants to purchase 1,133,592 shares of common stock. The principal place of business of OrbiMed Advisors, LLC is 601 Lexington Avenue, 54th floor, New York, NY 10022.

(4)	Based solely on a Schedule 13G/A (Amendment No. 2) filed on February 14, 2014 by Venrock Healthcare Capital Partners, L.P., VHCP Co-Investment Holdings, LLC, VHCP Management, LLC, Anders Hove and Bryan Roberts. VHCP Management, LLC is the general partner of Venrock Healthcare Capital Partners, L.P. and the manager of VHCP Co-Investment Holdings, LLC. Messrs. Hove and Roberts are the managing members of VHCP Management, LLC. Consists of 1,011,467 shares of common stock and warrants to purchase 376,946 shares of common stock owned by Venrock Healthcare Capital Partners, L.P., and 185,025 shares of common stock and warrants to purchase 68,954 shares of common stock owned by VHCP Co-Investment Holdings, LLC.

(5)	Based solely on Schedule 13G filed on October 24, 2014 by Rosalind Advisors, Inc. (“Rosalind”), Rosalind Master Fund L.P. (“RMF”), Rosalind Capital Partners L.P. (“RCP”) and Steven Salamon. RMF is the record owner of 365,711 shares of common stock and options to acquire 78,300 shares of common stock. RCP is the record owner of 677,281 shares and options to acquire 144,200 shares of common stock. Rosalind is the investment advisor to RCP and RMF and may be deemed to be the beneficial owner of shares held by RCP and RMF. Steven Salamon is the portfolio manager of Rosalind and may be deemed to be the beneficial owner of shares held by RCP and RMF. Notwithstanding the foregoing, Rosalind and Mr. Salamon disclaim beneficial ownership of the shares. The principal business address of Rosalind, RCP and Mr. Salamon is 175 Bloor Street East, Suite 807, South Tower, Toronto, Ontario, M4W 3R8 Canada. The principal business address of RMF is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(6)	Consists of options to purchase shares of our common stock that are exercisable or vest within 60 days of December 31, 2014.

(7)	Includes options to purchase 379,016 shares of our common stock that are exercisable or vest within 60 days of December 31, 2014.

(8)	Includes options to purchase 40,416 shares of our common stock that are exercisable or vest within 60 days of December 31, 2014.

(9)	Includes options to purchase 42,916 shares of our common stock that are exercisable or vest within 60 days of December 31, 2014.

(10)	Includes options to purchase 44,166 shares of our common stock that are exercisable or vest within 60 days of December 31, 2014.

(11)	Consists of options to purchase 41,135 shares of our common stock that are exercisable or vest within 60 days of December 31, 2014.

(12)	Consists of options to purchase shares of our common stock that are exercisable or vest within 60 days of December 31, 2014.

(13)	Includes options to purchase 123,415 shares of our common stock that are exercisable or vest within 60 days of December 31, 2014.

(14)	Includes options to purchase 86,148 shares of our common stock that are exercisable or vest within 60 days of December 31, 2014.

(15)	Includes options to purchase 798,044 of our common stock that are exercisable or vest within 60 days of December 31, 2014

PROPOSAL NUMBER 1:

ELECTION OF DIRECTORS

Nominees for Election as Directors

Our board of directors is authorized to have, and we currently have, seven members. The board is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. Our Class I Directors, with a term expiring at our 2017 annual meeting of stockholders, are Dr. Errol B. De Souza and Dr. Barry Ginsberg. Our Class II Directors, with a term expiring at our 2015 annual meeting of stockholders, are Ms. Julia R. Brown, Dr. Daniel Lorber and Dr. Brian J.G. Pereira. Our Class III Directors, with the term expiring at our 2016 annual meeting of stockholders, are Dr. Ira W. Lieberman and Mr. Davey S. Scoon.

At the Annual Meeting, the Class II Directors will stand for election. Our board of directors has nominated Ms. Julia R. Brown and Dr. Daniel Lorber as nominees for election as Class II Directors, each for terms expiring at our 2018 annual meeting of stockholders or until their respective successors are elected and qualified. Both of the nominees currently serve as a director. Dr. Brian J.G. Pereira has not been nominated to stand for election as a Class II Director at the Annual Meeting, and at that time the size of our board will be reduced to six members.

The nominees have indicated that they are willing and able to serve as directors if elected. If any of such nominees should become unable or unwilling to serve, the proxies intend to vote for the replacement or replacements selected by the nominating and governance committee of our board of directors. None of our directors are related to any other director or to any of our executive officers.

Information About the Directors

The following table sets forth our directors and their respective ages and positions as of December 31, 2014:

Name	Age	Position
Ms. Julia R. Brown(1)(2)	67	Director
Dr. Errol B. De Souza	61	Director, President and Chief Executive Officer
Dr. Barry Ginsberg(2)(4)	69	Director
Dr. Ira W. Lieberman(2)(3)	72	Chairman
Dr. Daniel Lorber(2)(4)	68	Director
Dr. Brian J.G. Pereira(1)(3)(4)(5)	56	Director
Mr. Davey S. Scoon(1)(3)	68	Director

(1)	Member of the compensation committee.

(2)	Member of the nominating and governance committee.

(3)	Member of the audit committee.

(4)	Member of the science and technology committee.

(5)	Dr. Pereira is not nominated for re-election at the Annual Meeting.

Ms. Julia R. Brown has been a member of our board of directors since April 2012. Ms. Brown has held a variety of executive positions over her 40 year career in the pharmaceutical industry. From January 2000 to July 2003, Ms. Brown served as Executive Vice President of Amylin Pharmaceuticals, Inc. and as Advisor to the CEO until 2008. Prior to joining Amylin, Ms. Brown was Executive Vice President of Dura Pharmaceuticals, Inc. Ms. Brown spent over 25 years with Eli Lilly and Company in progressively more senior roles including Vice President of IVAC Corporation and General Manager of its Vital Signs Division and Vice President of Worldwide Marketing for Hybritech. Ms. Brown currently serves on the board of directors of two other development stage pharmaceutical companies, Targacept, Inc. and Cleveland Biolabs,

Inc. She is compensation committee chair, and a member of the governance and nominating committees of both. She has previously served on boards of five other development stage pharmaceutical companies. Ms. Brown is Vice Chair of Corporate Directors Forum and is a member of the National Association of Corporate Directors (NACD) and Women Corporate Directors. Ms. Brown is a trustee of the UC San Diego Foundation and is chair emerita. She is a member of the boards of two industry associations. She is a graduate of Louisiana Tech University. We believe that Ms. Brown’s qualifications to serve on our board of directors include her extensive experience in the pharmaceutical industry—particularly in development stage companies—and her extensive involvement in organizations that are dedicated to fostering high standards of professionalism in corporate governance.

Dr. Errol B. De Souza joined our management and board of directors in March 2010. Dr. De Souza has nearly two decades of experience in the biopharmaceutical industry. From March 2009 until March 2010, Dr. De Souza was a pharmaceutical and biotechnology consultant. From April 2003 to January 2009, Dr. De Souza was president and chief executive officer of Archemix Corporation, a privately-held biopharmaceutical company focused on aptamer therapeutics. From September 2002 to March 2003, he was president, chief executive officer and a director of Synaptic Pharmaceuticals Corporation, a publicly traded biopharmaceutical company that was acquired by H. Lundbeck A/S in March 2003. Dr. De Souza is a member of the board of directors of Bionomics Ltd. and Targacept, Inc., both publicly traded companies. He has previously served on the board of directors of IDEXX Laboratories and Palatin Technologies, Inc., two publicly traded companies. Dr. De Souza received his B.A. (Honors) in physiology and his Ph.D. in neuroendocrinology from the University of Toronto and he received his postdoctoral fellowship in neuroscience from The Johns Hopkins University School of Medicine. We believe Dr. De Souza’s qualifications to serve on our board of directors include his extensive experience with pharmaceutical companies, and his years of experience providing services to pharmaceutical and biotechnology organizations, including evaluating business plans involving clinical trials.

Dr. Barry Ginsberg has been a member of our board of directors since June 2008. Dr. Ginsberg currently serves as President of Diabetes Technology Consultants and has over 35 years of experience in diabetes. Prior to Diabetes Technology Consultants, Dr. Ginsberg served for 17 years as Vice President of Worldwide Medical Affairs in the Diabetes HealthCare Division at Becton Dickinson. Dr. Ginsberg currently serves as Chairman of the Scientific Advisory Board at AgaMatrix, Inc. Dr. Ginsberg received both an M.D. and Ph.D. in Molecular Biology from Albert Einstein College of Medicine, was a Professor of Medicine and Biochemistry at the University of Iowa and a Principal Investigator of the Diabetes Control and Complications Trial. We believe Dr. Ginsberg’s extensive experience in the pharmaceutical, biotechnology and healthcare industries provides valuable background and insight to our board of directors.

Dr. Ira W. Lieberman has been a member of our board of directors since December 2004 and has been our board chairman since January 2013. Since October 2004, Dr. Lieberman has served as President and Chief Executive Officer of LIPAM International, Inc., an advisory and investment firm, which performs advisory and consulting work for the World Bank, IMF and other international financial institutions, client governments, and private sector clients in emerging markets. From July 2003 to October 2004, Dr. Lieberman served as a Senior Economic Advisor to George Soros for the Open Society Institute, a grant making foundation. From February 1993 to July 2004, Dr. Lieberman served in several positions for the World Bank. Dr. Lieberman received an MBA from Columbia University and a Ph.D. from Oxford University. We believe Dr. Lieberman’s qualifications to serve on our board of directors include his many years of providing economic and financial advisory services and the breadth of his business experience with private companies across numerous industries.

Dr. Daniel Lorber has been a member of our board of directors since December 2004 and since October 2004, a member of our scientific advisory board. Since 1981, Dr. Lorber has served as the medical director of the Diabetes Control Foundation, Diabetes Care and Information Center in Flushing, New York and since 1991, as the director of endocrinology at The New York Hospital Medical Center of Queens. Dr. Lorber is also an attending physician in endocrinology and general internal medicine and Associate Director of the Lang Center for Research and Education at the New York Hospital Medical Center of Queens. Since 1994, Dr. Lorber has served as a clinical associate professor of medicine at Weill Medical College of Cornell University. Dr. Lorber also serves as a consultant in medical, dental and podiatric liability litigation and to the insurance industry on care standards for diabetes mellitus. Dr. Lorber is a past member of the board of directors of the American Diabetes Association and President of the ADA Long Island leadership council. Dr. Lorber received an M.D. from the Albert Einstein College of Medicine and completed a fellowship in endocrinology at the Vanderbilt University Medical Center. We believe Dr. Lorber’s extensive experience as a physician treating diabetes provides valuable background and insight to our board of directors.

Mr. Davey S. Scoon has been a member of our board of directors since April 2013. Mr. Scoon’s business career has included senior executive positions in Finance and Administration across a range of industries including asset management, insurance, retailing and consumer products. His board leadership positions include board chair and audit chair positions in industries including mutual funds, health insurance and life sciences. Mr. Scoon is currently the Chair of the board of trustees for Allianz Global Investors, a board member and Audit Chair of AMAG Pharmaceuticals, Inc., and a board member of Orthofix International N.V. Previously he served as the Chairman of the audit committees of NitroMed, Inc., CardioKine, Inc. and Orthofix International N.V., and as the non-executive Chairman of Tufts Health Plan. In addition to his board work, Mr. Scoon is an adjunct professor teaching accounting at the University of Wisconsin-Madison. Mr. Scoon is an audit committee financial expert having been a Chief Financial Officer in the manufacturing, financial services and retailing industries. He has an extensive background in risk management, has operated successfully in strictly regulated industries, has been involved in M&A activities throughout his career and has a thorough working knowledge of Sarbanes Oxley. Mr. Scoon’s previous corporate experience includes Chief Administrative and Financial Officer of Tom’s of Maine, Inc., Chief Administrative and Financial Officer of Sunlife Financial U.S., Executive Vice President and Chief Operating Officer of Liberty Funds Group of Boston (formerly Colonial Management) and Certified Public Accountant with Price Waterhouse & Company. Mr. Scoon earned an MBA from Harvard Business School and a BBA in Business Administration from the University of Wisconsin. We believe Mr. Scoon’s qualifications to serve on our board of directors include his many years serving as a senior executive with public companies, his expertise with finance and administration, and his extensive experience serving on boards of directors.

Our board of directors unanimously recommends that you vote FOR the election of each of the nominees to serve as directors.

Information About our Executive Officers

The following table sets forth our executive officers, their respective ages and positions as of December 31, 2014:

Name	Age	Position
Dr. Errol B. De Souza*	61	President and Chief Executive Officer
Mr. Gary G. Gemignani	49	Chief Financial Officer
Dr. Alan Krasner	51	Chief Medical Officer
Mr. Paul S. Bavier	42	General Counsel and Secretary, Chief Administrative Officer and Vice President of Corporate Development

*	For information regarding Dr. De Souza, see “Information About the Directors” above.

Mr. Gary G. Gemignani, our Chief Financial Officer, joined our company in September 2014. From 2011 to 2013, Mr. Gemignani served as Chief Financial Officer and Executive Vice President of Champions Oncology, with responsibility for raising capital, investor relations and all financial operations. From 2010 to 2011, Mr. Gemignani was the Executive Vice President, Chief Operating Officer and Chief Financial Officer for Coronado Biosciences Inc., responsible for financial operations, strategic planning and business development activities. From 2006 to 2010, Mr. Gemignani served as the Executive Vice President, Chief Operating Officer and Chief Financial officer of Gentium S.P.A. Mr. Gemignani received a Bachelor’s Degree in Accounting from St. Peter’s College.

Dr. Alan Krasner, our Chief Medical Officer, joined our company in May 2008. From 2002 to 2008, Dr. Krasner served as Director in the Department of Clinical Research Metabolic Diseases at Pfizer Global

Research and Development where he was responsible for the design, execution, clinical analysis, and reporting of multiple, global clinical trials supporting registration of late stage drug candidates. Dr. Krasner currently serves as a consulting physician at the Joslin Diabetes and Endocrinology Center of the Lawrence and Memorial Hospital in New London, Connecticut. Dr. Krasner holds a B.S. from the Medical Education Honors Program at Northwestern University and a M.D. from Northwestern University Medical School. He completed his residency at Johns Hopkins Hospital in internal medicine and subsequently completed his fellowship at Johns Hopkins Hospital in endocrinology and metabolism.

Mr. Paul S. Bavier, our General Counsel and Secretary, Chief Administrative Officer and Vice President of Corporate Development, joined our company in October 2007 as our Deputy General Counsel. From December 2013 to November 2014, he served as our General Counsel, Chief Compliance Officer and Secretary. Mr. Bavier served as our General Counsel and Secretary from 2008 to 2013, and as our Deputy General Counsel from 2007 to 2008. From November 2004 to October 2007, Mr. Bavier served as Assistant General Counsel at Gerber Scientific, Inc., a global, publicly-traded, diversified software and equipment manufacturing and company. Prior to that, Mr. Bavier was Associate Counsel in the corporate law department of The Hartford Financial Services Group, Inc. Mr. Bavier began his legal career as an associate in the corporate law department of Ropes & Gray in Boston. He holds a B.A. from Middlebury College and a J. D. from the University of Michigan Law School.

CORPORATE GOVERNANCE

Our board of directors believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. This section describes the key corporate governance guidelines and practices that we have adopted. The current charters governing the audit committee, the compensation committee, the nominating and governance committee and science and technology committee, the code of business conduct and ethics, as well as our corporate governance guidelines, are posted on the corporate governance page of our website at www.biodel.com. You may also obtain a copy of any of these documents without charge by writing to Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810, Attention: Corporate Secretary.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve our best interests and those of our stockholders. These guidelines, which provide a framework for the conduct of our board of directors’ business, provide that:

•	our board of directors’ principal responsibility is to oversee our management;

•	a majority of the members of our board of directors shall be independent directors as defined by NASDAQ listing standards and applicable SEC rules;

•	the independent members of our board of directors regularly meet in executive session; and

•	we adopt written corporate governance guidelines and a written code of business conduct and ethics for all of our officers, employees and directors.

Board Meetings and Attendance

Our board of directors held seven meetings during the fiscal year ended September 30, 2014. During our 2014 fiscal year, each director attended at least 75% of the aggregate of the total number of meetings of our board of directors and the total number of meetings held by each committee of our board of directors on which such director served during the period for which such director served.

Director Attendance at Annual Meeting of Stockholders

Resolutions adopted by our board of directors provide that directors are expected to attend the Annual Meeting. All of our board of directors attended our 2014 annual meeting of stockholders.

Board Leadership Structure and Board’s Role in Risk Oversight

The positions of our chairman of the board and chief executive officer were separated beginning in March 2010. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board of directors’ oversight responsibilities continue to grow. Our board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure.

Although our bylaws do not require our chairman and chief executive officer positions to be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Our board of directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks.

Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Board Determination of Independence

Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Ms. Brown, Dr. Ginsberg, Dr. Lieberman, Dr. Lorber, Dr. Pereira or Mr. Scoon has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

Board Committees

Our board of directors has established four standing committees — audit, compensation, nominating and governance and science and technology. Each committee operates under a charter that has been approved by our board of directors. Our board of directors has determined that all of the members of each of the four standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Audit Committee

Our audit committee consists of Mr. Scoon, the chair of the committee, Dr. Lieberman and Dr. Pereira. Generally speaking, the committee’s responsibilities are to:

•	oversee the accounting and financial reporting processes of the company and audits of the financial statements of the company;

•	assist our board of directors in oversight and monitoring of the company’s financial statements, compliance with legal and regulatory requirements, independent auditors and internal accounting and financial controls;

•	provide to the board of directors such additional information and materials as it may deem necessary to make the board of directors aware of significant financial matters that require the attention of the board of directors;

•	provide an avenue of communication among the independent auditors, management and the board of directors;

•	appoint, evaluate, retain and terminate, when necessary, the company’s independent auditor;

•	set the compensation of the company’s independent auditor and pre-approve all audit services to be provided to the company;

•	review and discuss with the company’s management and independent auditor the company’s audited financial statements;

•	recommend to the board of directors that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K;

•	prepare an annual committee report for inclusion where necessary in the proxy statement of the company relating to its annual meeting of stockholders;

•	coordinate the board of directors’ oversight of the company’s internal control over financial reporting, disclosure controls and procedures and code of conduct;

•	establish procedures for treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters;

•	review the company’s policies and procedures for reviewing and approving or ratifying “related person transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K), including the company’s Related Person Transaction Policy, and recommend any changes to the board of directors; and

•	discuss the company’s policies, practices, procedures and controls related to the management of its surplus funds.

Our board of directors has determined that each of Mr. Scoon and Dr. Lieberman is an “audit committee financial expert” as defined by applicable SEC rules. Our audit committee met six times in our 2014 fiscal year.

Compensation Committee

Our compensation committee consists of Ms. Brown, chair of the committee, and Dr. Pereira and Mr. Scoon. The compensation committee charter provides that the compensation committee may form and delegate authority to subcommittees, when appropriate. Generally speaking, the committee’s responsibilities are to:

•	oversee the discharge of the responsibilities of the board of directors relating to the compensation of the company’s executive officers, including the establishment of goals against which the performance of our executive officers is measured;

•	administer the company’s equity-based plans;

•	review and approve, or, in the case of the company’s chief executive officer, recommend for approval by the board of directors, the compensation of the company’s executive officers;

•	review and make recommendations to the board of directors with respect to director compensation;

•	review and make recommendations to the board of directors with respect to incentive-compensation and equity-based plans that are subject to approval by the board of directors;

•	exercise all rights, authority and functions of the board of directors under all of the company’s stock option, stock incentive, employee stock purchase and other equity-based plans; and

•	prepare reports on executive compensation, including without limitation, a Compensation Discussion and Analysis, for inclusion in the company’s Annual Report on Form 10-K and proxy statement, as necessary.

Our compensation committee met two times in our 2014 fiscal year. The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under the headings “— Executive and Director Compensation Processes”.

Nominating and Governance Committee

Our nominating and governance committee consists of Dr. Lieberman, the chair of the committee, Ms. Brown and Drs. Ginsberg and Lorber. Generally speaking, the committee’s responsibilities are to:

•	recommend to the board of directors the persons to be nominated for election as directors at any meeting of stockholders and the persons (if any) to be elected by the board of directors to fill any vacancies of the board of directors;

•	develop and recommend to the board of directors a set of corporate governance guidelines applicable to the company;

•	oversee the evaluation of the board of directors and its committees;

•	establish criteria for the selection of new directors to serve on the board of directors, taking into account at a minimum all applicable laws, rules, regulations and listing standards, a potential candidate’s experience, areas of expertise and other factors relative to the overall composition of the board of directors;

•	develop and recommend to the board of directors a set of Corporate Governance Guidelines applicable to the company;

•	review the board of directors’ leadership structure to assess whether it is appropriate given the specific characteristics or circumstances of the company; and

•	oversee a review by the board of directors on succession planning for senior executives, which shall include transitional leadership in the event of an unplanned vacancy.

Our nominating and governance committee met one time in our 2014 fiscal year. The processes and procedures followed by our nominating and governance committee in identifying and evaluating director candidates are described below under the heading “— Director Nomination Process”.

Science and Technology Committee

Our board of directors established the science and technology committee in December 2012. The committee consists of Dr. Ginsberg, the chair of the committee, and Drs. Lorber and Pereira. The committee’s purpose is to assist our board of directors in the oversight of, and to make recommendations with respect to, matters involving our science and technology programs, including major internal projects, interactions with academic and independent research organizations and the potential acquisition of technologies. Generally speaking, the committee’s responsibilities are to:

•	review and make recommendations to the board of directors with respect to technology-related issues of importance to company;

•	assess the company’s progress in achieving its research and development and growth objectives, as well as the company’s material planning processes in support of these objectives; and

•	review, as directed by the board of directors, and make recommendations to the board of directors with respect to the company’s material investments in, or allocation of resources to, science and technology, including potential acquisitions, alliances, collaborations, equity investments, contracts and grants.

Our science and technology committee met three times in our 2014 fiscal year.

Executive and Director Compensation Processes

The compensation committee has implemented an annual performance review for our executive officers under which annual performance for each executive is measured at the end of each fiscal year. Individual goals focus on contributions that facilitate the achievement of corporate goals, such as the achievement of specific research, clinical, regulatory, and operational milestones. During the fourth calendar quarter of each year, we evaluate individual and corporate performance against the goals for the most recently completed fiscal year. Our chief executive officer meets with the compensation committee and makes initial compensation recommendations with respect to the executive officers who report to him. These recommendations contemplate each executive officer’s job performance, strengths and weaknesses, and advancement potential. Based on this input, the compensation committee makes its own assessment and approves or recommends to our board of directors for approval the annual salary increases, stock option and restricted stock unit awards and bonuses, if any, for such executive officers. With respect to our chief executive officer’s compensation, the compensation committee makes a recommendation to our board of directors based on the same factors used to evaluate other executive officers.

Our compensation committee also reviews and recommends for approval by our board of directors the compensation that is paid to our directors.

The compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. In our 2013 fiscal year, our compensation committee engaged an independent consulting firm, Radford, to inform the committee’s assessment of our compensation practices. Our compensation committee did not retain a consultant during the 2014 fiscal year. During the 2013 fiscal year, Radford assisted the compensation committee in the establishment of a company peer group against which our compensation practices could be measured. Based on Radford’s recommendations, companies considered for inclusion in the peer group were screened using the following selection criteria: biotechnology companies (including drug delivery companies), in middle to late stages of product development; companies with levels of research and development expenditures similar to our own; market capitalization under $200 million; and companies with up to 100 employees. The compensation committee has selected the following twenty companies to constitute the peer group when assessing our compensation practices: Heron Therapeutics, Inc. (formerly A.P. Pharma, Inc.), Alexza Pharmaceuticals, Antherea Pharmaceuticals, Inc., Aradigm Corporation, BioCryst Pharmaceuticals, Inc., BioDelivery Sciences International, Inc., BioSante Pharmaceuticals, Inc., Cell Therapeutics, Inc., Cytokinetics, Incorporated, CytRx, Corp., Discovery Laboratories, Inc., GenVec, Inc., Idera Pharmaceuticals, Inc., MediciNova, Inc., NovaBay Pharmaceuticals, Inc., Repros Therapeutics Inc., StemCells, Inc., Sunesis Pharmaceuticals, Inc., Transzyme Pharma Inc. and Zalicus Inc.

Director Nomination Process

The process followed by the nominating and governance committee to identify and evaluate director candidates includes requests to the members of our board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and governance committee and our board of directors.

While we do not have a formal diversity policy for board membership, we look for potential candidates that help ensure that the board of directors has the benefit of a wide range of attributes, including cultural, gender, ethnic and age diversity and experience in industries beyond healthcare. We also look for financial oversight experience, financial community experience and a good reputation within the financial community; business management experience and the potential to succeed top management in the event board intervention is necessary on an unexpected basis; business contacts, business knowledge and influence that may be useful to our businesses; and knowledge about our industry and technologies.

Our board of directors does not currently prescribe any minimum qualifications for director candidates; however, the nominating and governance committee will take into account a potential candidate’s experience, areas of expertise and other factors relevant to the overall composition of our board of directors.

Stockholders may recommend individuals to the nominating and governance committee for consideration as potential director candidates by submitting the names of the candidate(s), together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to nominating and governance committee, Attn: Corporate Secretary, Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications with the Independent Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our corporate secretary is primarily responsible for monitoring and responding to communications from stockholders and for providing copies to our chairman or board of directors or to the individual director so designated on a periodic basis, as he considers appropriate.

Unless any communication is marked confidential and is addressed to a particular board member, our corporate secretary, prior to forwarding any correspondence, will review such correspondence and, in his discretion, will not forward items if they are deemed to be of a commercial, irrelevant or frivolous nature or otherwise inappropriate for consideration by our board of directors.

Interested parties may send written communications to the attention of our corporate secretary at the following address: Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our officers, directors and employees. Our code of business conduct and ethics is available on our website at http://www.biodel.com. We intend to disclose any amendments to the code, or waivers to its requirements, on our website.

DIRECTOR COMPENSATION

We pay each of our non-employee directors $30,000 annually, or $60,000 annually in the case of our chairman. In addition, non-employee directors receive the following committee-related fees annually: (1) $7,500 for participating on the audit committee or $15,000 for chairing the committee; (2) $5,000 for participating on the compensation committee or $15,000 for chairing the committee; (3) $2,500 for participating on the nominating and governance committee or $5,000 for chairing the committee; and (4) $2,500 for participating on the science and technology committee or $5,000 for chairing the committee.

Upon appointment, non-employee directors receive a one-time grant of an option to purchase 6,250 shares of common stock. These options vest pro rata monthly over one year. Annually, non-employee directors receive an option to purchase 10,000 shares of common stock, which also vest pro rata monthly over one year. The exercise price of these options is the fair market value on the date of grant. Each such option expires seven years after the date of grant under our 2010 Stock Incentive Plan and, if vested (and not otherwise expired), may be exercised for a period of thirty-six (36) months following a director’s departure from our board.

We reimburse our non-employee directors for reasonable expenses incurred in connection with attending board and committee meetings.

The following table sets forth information for the fiscal year ended September 30, 2014 with respect to the compensation of our directors.

Fiscal Year 2014 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Ms. Julia R. Brown	47,500	17,694	65,194
Dr. Barry Ginsberg	37,500	17,694	55,194
Dr. Ira W. Lieberman	72,500	17,694	90,194
Dr. Daniel Lorber	35,000	17,694	52,694
Dr. Brian J.G. Pereira	45,000	17,694	62,694
Mr. Davey S. Scoon	50,000	17,694	67,694

(1)	The amounts in the “Option Awards” column represent the grant date fair value of option awards granted in our 2014 fiscal year, in accordance with ASC Topic 718, or ASC 718. For the assumptions relating to these valuations, see Note 3 to our 2014 audited financial statements, which are included in the annual report that accompanies this Proxy Statement. The following table shows the aggregate number of stock options held by each of our non-employee directors as of September 30, 2014.

Name	Aggregate Number of Shares Subject to Stock Options
Ms. Julia R. Brown	21,250
Dr. Barry Ginsberg	41,250
Dr. Ira W. Lieberman	43,750
Dr. Daniel Lorber	45,000
Dr. Brian J.G. Pereira	41,969
Mr. Davey S. Scoon	21,250

EXECUTIVE COMPENSATION

Summary Compensation

The compensation committee of our board of directors oversees our executive compensation program. On an annual basis the compensation committee reviews and approves compensation decisions relating to our executive officers or makes recommendations to our board of directors for approval. The compensation committee focuses primarily on setting compensation at levels the committee believes are competitive with those of other similar companies in our industry and measuring our success in achieving previously established performance goals. Our compensation committee currently consists of Ms. Brown, the chair of the committee, Dr. Pereira and Mr. Scoon.

In our 2013 fiscal year, the compensation committee engaged an independent consulting firm, Radford, to inform the committee’s assessment of our compensation practices. Our compensation committee did not retain a consultant during the 2014 fiscal year. During the 2013 fiscal year, Radford assisted the compensation committee in the establishment of a company peer group against which our compensation practices could be measured. Based on Radford’s recommendations, companies considered for inclusion in the peer group were screened using the following selection criteria: biotechnology companies (including drug delivery companies), in middle to late stages of product development; companies with levels of research and development expenditures similar to our own; market capitalization under $200 million; and companies with up to 100 employees. The compensation committee has selected the following twenty companies to constitute the peer group when assessing our compensation practices: Heron Therapeutics, Inc. (formerly A.P. Pharma, Inc.), Alexza Pharmaceuticals, Antherea Pharmaceuticals, Inc., Aradigm Corporation, BioCryst Pharmaceuticals, Inc., BioDelivery Sciences International, Inc., BioSante Pharmaceuticals, Inc., Cell Therapeutics, Inc., Cytokinetics, Incorporated, CytRx, Corp., Discovery Laboratories, Inc., GenVec, Inc., Idera Pharmaceuticals, Inc., MediciNova, Inc., NovaBay Pharmaceuticals, Inc., Repros Therapeutics Inc., StemCells, Inc., Sunesis Pharmaceuticals, Inc., Transzyme Pharma Inc. and Zalicus Inc.

In determining and recommending appropriate cash compensation, long-term incentives and total compensation for our executive officers for our 2014 and 2015 fiscal years, the compensation committee has considered the prior recommendations of Radford and the compensation practices among the companies listed above.

The following table contains, for the fiscal years presented, information about the compensation of each of our chief executive officer and our two other most highly compensated executive officers for our fiscal year ended September 30, 2014. We refer to these executive officers in this Proxy Statement as our named executive officers.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary (1) ($)	Bonus (2) ($)	Option Awards (3) ($)	All Other Compensation ($)		Total ($)
Errol B. De Souza	2014	491,730	196,692	397,756	—		1,086,178
President and Chief Executive	2013	477,405	200,510	196,403	10,000	(4)	884,318
Officer

Alan Krasner	2014	340,000	96,985	139,215	—		576,200
Chief Medical Officer	2013	331,000	96,270	62,900	8,124	(5)	498,294

Paul Bavier	2014	260,000	74,165	99,439	—		433,604
General Counsel and Secretary, Chief Administrative Officer and Vice President of Corporate Development	2013	223,750	67,570	54,400	—		345,720

(1)	The amounts in the “Salary” column reflect the base salary earned and recorded during the applicable fiscal year.

(2)	The amounts in the “Bonus” column reflect the actual dollar amounts awarded to each named executive officer as annual discretionary cash bonuses. We paid, in November 2014, the bonus for the fiscal year ended September 30, 2014 to Dr. De Souza in the form of restricted stock units, which were issued in place of the cash amount. The restricted stock units vest in full on September 30, 2015. We paid the bonuses for the fiscal year ended September 30, 2014 to each of our other named executive officers in cash in December 2014. We paid the bonuses for the fiscal year ended September 30, 2013 in cash in December 2013.

(3)	The amounts in the “Option Awards” column represent the grant date fair value of option awards granted in the applicable fiscal years. Grant date fair value is calculated in accordance with ASC 718. For the assumptions relating to valuations of equity awards, see Note 3 to our 2014 audited financial statements, which are included in the annual report that accompanies this Proxy Statement.

(4)	Reflects reimbursement of commuting and temporary living expenses.

(5)	Reflects reimbursement of commuting and temporary living expenses.

Base Salaries

Our compensation committee and board of directors review base salaries at least annually. The compensation committee may recommend adjustments to base salaries from time to time to realign them with market levels after taking into account individual responsibilities, performance and experience. We use base salary to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. The annual base salaries of our named executive officers for our 2014 fiscal year are reflected in the summary compensation table above. The following table sets forth the annual base salaries of our named executive officers for our 2015 fiscal year.

Name	Salary
Dr. Errol De Souza	$506,482
Dr. Alan Krasner	$350,200
Mr. Paul Bavier	$300,000

Discretionary Annual Cash Bonuses

During the early part of each fiscal year, our compensation committee reviews and approves or recommends to our board of directors for approval company performance goals against which the performance of our chief executive officer and our other named executive officers will be evaluated at the end of the fiscal year. The evaluation of our chief executive officer’s performance is based entirely on our corporate performance goals. The target bonus for our chief executive officer is 50% of base salary. For our other named executive officers, the target bonus is 35% of the individual’s base salary, with the corporate and individual performance goals accounting for 70% and 30%, respectively, of the named executive officers’ performance assessment for the year. In December 2014, on the recommendation of the compensation committee our board of directors established our overall achievement level be at 80% of our corporate performance goals for the 2014 fiscal year.

Other Compensation

In fiscal year 2013, we reimbursed Dr. De Souza and Dr. Krasner for $10,000 and $8,124, respectively, of their documented commuting expenses, including payments for temporary living quarters closer to our facilities. In our 2014 fiscal year, none of our executive officers were reimbursed for commuting or temporary living expenses. In our 2015 fiscal year, none of our executive officers are being reimbursed for commuting or temporary living expenses.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held as of September 30, 2014 by our named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2014

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#)	Market Value of Shares or Units of Stock that Have not Vested ($)
Errol B. De Souza	175,000	—		16.56	3/31/2017
	45,000	—		6.52	12/13/2017
	17,500	17,500	(1)	2.60	11/22/2018
	28,883	86,648	(2)	2.40	12/20/2019
	—	300,000	(3)	2.36	12/22/2020	—	—
Alan Krasner	25,000	—		62.48	5/26/2016
	10,000	—		9.16	12/12/2016
	8,978	—		14.84	12/14/2017
	22,500	—		6.52	12/13/2017
	8,125	8,125	(1)	2.60	11/22/2018
	9,250	27,750	(2)	2.40	12/20/2019
	—	105,000	(3)	2.36	12/20/2019	—	—
Paul S. Bavier	8,750	—		63.40	10/12/2015
	3,750	—		71.68	12/04/2015
	6,250	—		9.16	12/13/2016
	4,835	—		14.84	12/14/2017
	17,500	—		6.52	12/13/2017
	6,875	6,875	(1)	2.60	11/22/2018
	8,000	24,000	(2)	2.40	12/20/2019
	—	75,000	(3)	2.36	12/20/2019	—	—

(1)	This option vests in four equal annual installments. The first installment vested on November 23, 2012, the second installment vested on November 23, 2013, and the third installment vested on November 23, 2014, after the completion of our 2014 fiscal year. The final installment will vest on November 23, 2015.

(2)	This option vests in four equal annual installments. The first installment vested on December 21, 2013, and the second installment vested on December 21, 2014, after the completion of our 2014 fiscal year. The next two installments will vest on December 21, 2015 and 2016.

(3)	This option vests over four years with 25% vesting on the first anniversary of the grant date and the remainder in equal monthly installments thereafter. The first annual installment will vest on December 20, 2015.

Potential Payments Upon Termination and Change of Control

Drs. De Souza and Krasner and Mr. Bavier are each entitled to receive termination benefits that are not available to our employees generally. These benefits are provided pursuant to an employment agreement, in the case of Dr. De Souza, and a change of control and severance agreement in the case of Dr. Krasner and Mr. Bavier. In addition, our equity plans provide for certain acceleration of unvested equity awards upon our change of control.

Equity Awards

Under our employment agreement with Dr. De Souza, our change of control agreements with Dr. Krasner and Mr. Bavier, and our restricted stock unit agreements, all unvested equity awards immediately vest upon the occurrence of a “double trigger” in the event of a change of control. In other words, the change of control does not itself trigger benefits; rather, benefits immediate vesting occurs only if the executive’s employment is terminated during a specified period after the change of control. Under our severance agreements and certain of our stock option agreements with Dr. Krasner and Mr. Bavier, all unvested options immediately vest upon termination of employment or a change of control, respectively.

Employment Agreement with Dr. De Souza

In connection with his appointment, Dr. De Souza signed an employment agreement, dated March 26, 2010 (the “De Souza Employment Agreement”), setting forth the terms of his employment. The De Souza Employment Agreement provides for an initial term of employment for the period from March 29, 2010 to March 28, 2014 and it continues for successive one-year terms unless the agreement is terminated by either party on 120 days prior written notice in accordance with the terms of the agreement. The De Souza Employment Agreement provides for an annual salary of $450,000 and eligibility for a target bonus of 50% of the annual salary, which bonus may be increased in the sole judgment of our compensation committee. In addition, Dr. De Souza was granted options to purchase 175,000 shares of our common stock pursuant to the 2010 Stock Incentive Plan. We agreed to pay Dr. De Souza’s reasonable and documented temporary housing and related expenses of up to $5,000 per month for a period of up to 18 months following the date of the De Souza Employment Agreement.

We may terminate the De Souza Employment Agreement with or without cause. Dr. De Souza will not be entitled to severance benefits if we terminate his employment for cause, as defined in the De Souza Employment Agreement, or if he terminates his employment without good reason. If we terminate Dr. De Souza’s employment without cause, or he terminates his employment with the company for good reason, he is entitled to:

•	two times his then current base salary, plus two times his target annual bonus for the fiscal year in which he is terminated, plus the pro rata amount of his target annual bonus for the fiscal year in which he is terminated to be paid in equal installments over a 24 month period;

•	COBRA benefits until the earlier of the end of the 24th month after the date his employment with us ends or the date his COBRA coverage expires;

•	24 months of acceleration of his outstanding equity compensation awards; and

•	full vesting of his outstanding equity compensation awards, if we terminate his employment without cause, or he terminates his employment with us for good reason within 12 months following a change in control, as defined in the De Souza Employment Agreement.

Pursuant to the terms of the De Souza Employment Agreement, if we terminate Dr. De Souza’s employment without cause, or he terminates his employment with us for good reason, he agrees not to compete with us for 24 months following the termination of his employment with us. If we terminate his employment for cause or if he terminates his employment without good reason, he agrees not to compete with us for 12 months.

In order to receive the severance benefits described above, Dr. De Souza must deliver a general release of claims to us.

Employment Agreement with Mr. Gemignani

In connection with his appointment as our Chief Financial Officer, Mr. Gemignani signed an employment agreement, dated August 21, 2014 (the “Gemignani Employment Agreement”), setting forth the terms of his employment. The Gemignani Employment Agreement provides for an annual base salary of $330,000 and eligibility for a target bonus of up to 35% of the annual base salary, which bonus may be increased or decreased in the sole judgment of the compensation committee. In addition, Mr. Gemignani was granted options to purchase 160,000 shares of the Company’s common stock pursuant to the Company’s 2010 Stock Incentive Plan. These options will vest over a four-year period, with 25% vesting on the first anniversary of the grant date, and 25% thereafter on the second, third and fourth anniversaries.

The Company may terminate the Gemignani Employment Agreement with or without cause. Mr. Gemignani will not be entitled to severance benefits if the Company terminates his employment for cause, as defined in the Gemignani Employment Agreement, or if he terminates his employment without good reason, as defined in the Gemignani Employment Agreement. If the Company terminates Mr. Gemignani’s employment without cause, or he terminates his employment with us for good reason, he is entitled to:

•	a cash payment equal to the sum of 12 months of his then current base salary, or, in the event the termination occurs within 12 months following a change in control, as defined under the Company’s 2010 Stock Incentive Plan, 18 months of his then current base salary, plus one and a half times the amount of his target annual bonus for the fiscal year in which he is terminated;

•	COBRA benefits until the earlier of the end of the 12th month after the date his employment with the Company ends or the date his COBRA coverage expires; and

•	12 months accelerated vesting of his outstanding equity compensation awards, or, in the event the termination occurs within 12 months following a change in control, full vesting of his outstanding equity awards.

Pursuant to the terms of the Gemignani Employment Agreement, if the Company terminates Mr. Gemignani’s employment with or without cause, or he terminates his employment for good reason, he agrees not to compete with the Company for 12 months following the termination of his employment with the Company, or, in the event the termination occurs within 12 months following a change in control, for 18 months following the termination of his employment. If Mr. Gemignani resigns without good reason, he agrees not to compete with the Company for six months.

In order to receive the severance benefits described above, Mr. Gemignani must deliver a general release of claims to the Company.

Change of Control Agreement and Severance Agreement with Dr. Krasner and Mr. Bavier

Pursuant to our change of control agreement with Dr. Krasner and Mr. Bavier, each executive is entitled to the following upon termination of employment with us occurring within two years of a change of control, unless such termination is by the executive for other than good reason or by us for cause:

•	annual base salary earned through the termination date;

•	in the event the executive satisfied the performance criteria for an annual bonus prior to termination, a portion of the annual bonus based on the number of days worked during the year;

•	if the performance criteria were not fully satisfied, but our board of directors determines that criteria could have been satisfied had the executive remained employed for the full fiscal year, an amount equal to the average bonus paid to the executive over the last three fiscal years, portioned based on the number of days worked during the year, or the average annual bonus;

•	any accrued paid time-off;

•	annual base salary for a period of 18 months following the date of termination;

•	health insurance and, under certain circumstances, life, disability and other insurance benefits for a period of 18 months or until the executive qualifies for similar benefits from another employer;

•	150% of the average annual bonus (paid in addition to the bonus described immediately above);

•	acceleration of all outstanding options; and

•	extension of the exercisability of options.

All severance payments under the change of control agreement shall be made in a lump sum within ten days of the “Date of Termination” as defined in the change of control agreement (subject to any requirements of later payment under tax laws), except that any bonus payments shall be made when the executive’s bonus would have been paid if he were still employed by us, and the continuing payments of such executive’s base salary shall be paid at normal payroll intervals during the 18-month severance period, on the dates and in the amounts such executive would have received if he were still employed by us.

Under the change of control agreement, if we terminate Dr. Krasner or Mr. Bavier for cause or if either executive terminates his employment with us without good reason, then the executive is not entitled to severance payments or other benefits.

In order to receive the above termination benefits that are not otherwise accrued as of the date of termination, the executive must release us from any and all claims. In addition, the executive must not solicit any of our employees during the period that he receives his annual base salary.

Pursuant to the terms of the change of control agreement, the term “change of control” is generally defined as the following:

(a) the acquisition by any person or group of beneficial ownership of more than 50% of the outstanding shares of our common stock, or, if there are then outstanding any of our other voting securities, such acquisition of more than 50% of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors, except for any of the following acquisitions of beneficial ownership of our common stock or our other voting securities: (i) by us or any employee benefit plan (or related trust) sponsored or maintained by us or any entity controlled by us; (ii) by Solomon S. Steiner; or (iii) by any person or entity during the lifetime of Solomon S. Steiner if the shares acquired were beneficially owned by Solomon S. Steiner immediately prior to their acquisition and the acquisition is a transfer to a trust, partnership, corporation or other entity in which Solomon S. Steiner owns a majority of the beneficial interests;

(b) we sell all or substantially all of our assets (or consummate any transaction having a similar effect) or we merge or consolidate with another entity or complete a reorganization unless the holders of our voting securities outstanding immediately prior to the transaction own immediately after the transaction in approximately the same proportions 50% or more of the combined voting power of the voting securities of the entity purchasing the assets or surviving the merger or consolidation or the voting securities of its parent company, or, in the case of a reorganization, 50% or more of the combined voting power of our voting securities; Notwithstanding the foregoing, any purchase or redemption of outstanding shares of our common stock or other voting securities by us resulting in an increase in the percentage of outstanding shares or other voting securities beneficially owned by any person or group shall be deemed to constitute a reorganization; however, no increase in the percentage of outstanding shares or other voting securities beneficially owned by Solomon S. Steiner or any person or entities referred to in (a)(i) or (iii) above resulting from any redemption of shares or other voting securities by us shall result in a change of control;

(c) we are liquidated; or

(d) our board of directors (if we continue to own our business) or the board of directors or comparable governing body of any successor owner of our business (as a result of a transaction which is not itself a change of control) consists of a majority of directors or members who are not incumbent directors.

In addition, the following terms have the following meanings:

•	“cause” is generally defined to mean:

•	the executive’s refusal to carry out any material duties or any directions or instructions of our board of directors or senior management which are reasonably consistent with those duties;

•	failure to perform satisfactorily any duties or any directions or instructions of our board of directors or senior management for ten days following written notice of the same;

•	violation of a local, state or federal law involving the commission of a crime, other than minor traffic violations, or any other criminal act involving moral turpitude;

•	gross negligence, willful misconduct, or the breach by the executive of his duty to us involving self-dealing or personal profit;

•	current abuse by the executive of alcohol or controlled substances; deception, fraud, misrepresentation or dishonesty by the executive; or any incident materially compromising the executive’s reputation or ability to represent us with investors, customers or the public; or

•	any other material violation of any provision of the change of control agreement for ten days following written notice of the same.

•	“good reason” is generally defined to mean:

•	a failure to grant the executive’s salary, bonus, and right to participate in fringe benefit programs that are otherwise afforded under the change of control agreement, other than an isolated and inadvertent failure not taken in bad faith that we remedy promptly upon receiving written notice of the same;

•	a material diminution in the executive’s position, authority, duties or responsibilities;

•	our requiring the executive to be based at any office or location that is more than fifty miles from the location of the executive’s assigned worksite and the executive’s residence immediately prior to the change of control;

•	our failure to require any successor to our business (whether by purchase of assets, merger or consolidation) to assume our obligations under the change of control agreement; or

•	any other material violation of the change of control agreement by us.

Pursuant to our severance agreement with Dr. Krasner and Mr. Bavier, each is entitled to the following upon termination of employment with us, unless such termination is by the executive for other than good reason or by us for cause:

•	annual base salary earned through the termination date;

•	in the event the executive satisfied the performance criteria for an annual bonus prior to termination, a portion of the annual bonus based on the number of days worked during the year;

•	if the performance criteria were not fully satisfied, but our board of directors determines that criteria could have been satisfied had the executive remained employed for the full fiscal year, the average annual bonus;

•	any accrued paid time-off;

•	annual base salary for a period of 18 months following the date of termination;

•	health insurance and, under certain circumstances, life, disability and other insurance benefits for a period of 18 months or until the executive qualifies for similar benefits from another employer;

•	150% of the average annual bonus (paid in addition to the bonus described immediately above);

•	acceleration of all outstanding options; and

•	extension of the exercisability of options.

All severance payments under the severance agreement shall be made in a lump sum within ten days of the “Date of Termination” as defined in the severance agreement, except that any bonus payments shall be made when the executive’s bonus would have been paid if he were still employed by us, and the continuing payments of such executive’s base salary shall be paid at normal payroll intervals during the 18-month severance period, on the dates and in the amounts such executive would have received if he were still employed by us.

The definitions of “good reason” and “cause” are generally the same under the executive’s severance agreement as under his change of control agreement.

Under the agreement, if we terminate the executive for cause or the executive terminates his employment with us without good reason, the executive is not entitled to severance payments or other benefits. In the event the severance agreement entitles the executive to identical benefits under his change of control agreement, we will not duplicate coverage and each executive will be only be entitled to such compensation payments and other benefits as available under one of the agreements.

In order to receive the above termination benefits that are not otherwise accrued as of the date of termination, Dr. Krasner and Mr. Bavier must release us from any and all claims. In addition, none of the executives may solicit any of our employees during the period that he is receiving his annual base salary.

Equity Compensation Plans of the Company

The following table presents certain information about our equity compensation plans as of September 30, 2014:

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,643,523 (1)	$13.15	2,596,679 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	2,643,523	$13.15	2,596,679

(1)	Represents shares of common stock underlying outstanding stock options and RSUs granted under our 2004 Stock Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan and 2010 Stock Incentive Plan.

(2)	Represents shares of common stock remaining available for issuance pursuant to awards under the 2010 Stock Incentive Plan.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee. None of the members of our compensation committee has ever been our employee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Compensation

Please see “Director Compensation” for a discussion of options granted and other compensation to our non-employee directors.

Executive Compensation

Please see “Executive Compensation” for additional information on compensation of our executive officers. Information regarding (1) an employment agreement with Errol B. De Souza, (2) an employment agreement with Gary G. Gemignani, and (3) a severance agreement and a change of control agreement with Dr. Krasner and Mr. Bavier is set forth under “Executive Compensation — Potential Payments Upon Termination and Change of Control.”

AUDIT COMMITTEE REPORT

The audit committee has reviewed our audited financial statements for the fiscal year ended September 30, 2014 and discussed them with our management and our independent registered public accounting firm.

The audit committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by the Public Company Accounting Oversight Board, Statement on Auditing Standard No. 16, “Communication with Audit Committees”.

The audit committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended September 30, 2014.

By the audit committee of the board of directors of Biodel Inc.

Respectfully submitted,

Mr. Davey Scoon (Chair) Dr. Lieberman Dr. Pereira

Auditor Fees

The following table sets forth the aggregate fees for services billed to us by BDO USA, LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2014		2013
Audit Fees	$300,495	*	$270,315	**
Audit-related Fees	—		—
Tax Fees	$8,807		$10,486
All Other fees	—		—
Total Fees	$309,302		$280,801

*	Represents $185,670 for audit fees and $114,825 for review of prospectus and comfort letters.

**	Represents $189,040 for audit fees, $75,275 for review of prospectus and comfort letters, and $6,000 for software review.

Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. During fiscal year 2014, no services were provided to us by any independent registered public accounting firm other than in accordance with the pre-approval policies and procedures described above.

PROPOSAL NUMBER 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015. Although stockholder approval of our audit committee’s selection of BDO USA, LLP is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our audit committee will reconsider the selection. We expect that a representative of BDO USA, LLP, which served as our auditor for the year ended September 30, 2014, will be present at the Annual Meeting to respond to appropriate questions, and to make a statement if he or she wishes.

Our board of directors unanimously recommends a vote FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act to file initial reports of ownership and reports of changes in ownership with respect to our equity securities with the SEC. All reporting persons are required by the SEC’s regulations to furnish us with copies of all reports that such reporting persons file with the SEC pursuant to Section 16(a). During fiscal 2014, the reporting persons filed all of their respective reports pursuant to Section 16(a) on a timely basis.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2016

Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, in order for such proposal to be included in the Proxy Statement for our annual meeting of stockholders in 2016, must be received by our corporate secretary at our principal office in Danbury, Connecticut, no later than September 29, 2015. The submission by a stockholder of a proposal for inclusion in the Proxy Statement is subject to regulation by the SEC.

If you wish to present a proposal or a proposed director candidate at the 2016 annual meeting of stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at the address noted below. We must receive this required notice not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2015 Annual Meeting. However, if the date of the 2016 Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after first anniversary of the 2015 Annual Meeting, then we must receive the required notice no earlier than the close of business on the 120th day prior to the 2016 Annual Meeting and no later than the close of business on the later of (1) the 90th day prior to the 2016 Annual Meeting or (2) the 10th day following the date public announcement of the date of such annual meeting is first made.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the address or telephone number listed above. If you want to receive separate copies of our proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

Our board of directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

GENERAL

The accompanying proxy is solicited by and on behalf of our board of directors, whose notice of Annual Meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by us.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and email by directors, officers and our other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR 2014 FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULE THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON JANUARY 20, 2015 AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO CORPORATE SECRETARY, BIODEL INC., 100 SAW MILL DRIVE, DANBURY, CONNECTICUT 06810. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the board of directors of Directors,

Paul S. Bavier Secretary

Danbury, Connecticut
Dated: January 28, 2015

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▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

ANNUAL MEETING OF STOCKHOLDERS OF
BIODEL INC.
March 17, 2015
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED APPOINTS ERROL DE SOUZA AND Gary Gemignani AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH THE FULL POWER OF SUBSTITUTION, AND AUTHORIZES EACH OF THEM TO REPRESENT AND VOTE, AS DESIGNATED ON THE REVERSE HEREOF, ALL OF THE SHARES OF COMMON STOCK OF BIODEL INC., HELD OF RECORD BY THE UNDERSIGNED AT THE CLOSE OF BUSINESS ON JANUARY 20, 2015 AT THE ANNUAL MEETING OF STOCKHOLDERS OF BIODEL INC. TO BE HELD ON MARCH 17, 2015 OR AT ANY ADJOURNMENT THEREOF.

The Board of Directors recommends a vote FOR each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO SPECIFICATION IS MADE AND THIS PROXY IS RETURNED, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINEES LISTED ABOVE AND IN FAVOR OF THE OTHER PROPOSALS.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD TO THE COMPANY PROMPTLY.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

Please mark your votes like this	☒
	FOR the nominees listed below	WITHHOLD AUTHORITY to vote for the nominees listed below	FOR ALL EXCEPT as indicated to the contrary below		FOR	AGAINST	ABSTAIN
1. To elect two Class II directors for a term of three years:	☐	☐	☐	2. To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015:	☐	☐	☐
ELECTION OF DIRECTORS
Nominees: 01 Ms. Julia R. Brown, 02 Dr. Daniel Lorber
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below:
EXCEPTIONS

COMPANY ID:

PROXY NUMBER

ACCOUNT NUMBER

Signature	Signature	Date	, 2015.

Please sign exactly as the name appears on your stock certificate. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, corporation, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.